EXHIBIT 32.1

CERTIFICATION PURSUANT TO

TITLE 18, UNITED STATES CODE, SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of U.S. Home Systems, Inc., (“U.S. Home” or “Company”) on Form 10-Q for the three-month and nine-month period ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Murray H. Gross, President and Chief Executive Officer of U.S. Home, and I, Robert A. DeFronzo, Chief Financial Officer of U.S. Home, certify, pursuant to Title 18, United States Code, Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

6.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

7.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This statement is authorized to be attached as an exhibit to the Report so that this statement will accompany the Report at such time as the Report is filed with the Securities and Exchange Commission, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350. It is not intended that this statement be deemed to be filed for purposes of the Securities Act of 1934, as amended.

Date: November 14, 2003

/s/ MURRAY H. GROSS

MURRAY H. GROSS President and Chief Executive Officer

Date: November 14, 2003

/s/ ROBERT A. DEFRONZO

ROBERT A. DEFRONZO Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to U.S. Home Systems, Inc. and will be retained by U.S. Home Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.